      As filed with the Securities and Exchange Commission on November 14, 1996

                                                    Registration No. 33-________
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                  ------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                  ------------------

                              DAMARK INTERNATIONAL, INC.
                (Exact name of Registrant as specified in its charter)

         Minnesota                                         41-1551116
    (State of other jurisdiction                        (I.R.S. Employer
   of incorporation or organization)                    Identification No.)

                              7101 Winnetka Avenue North
                            Minneapolis, Minnesota  55428
      (Address, including zip code, of Registrant's principal executive offices)

                DAMARK INTERNATIONAL, INC. DEFERRED COMPENSATION PLAN
                              FOR NON-EMPLOYEE DIRECTORS
                               (Full Title of the Plan)

                                  ------------------

                                    Arlyn J. Lomen
               Senior Vice President - Finance and Administration Group
                        Chief Financial Officer and Secretary
                              Damark International, Inc.
                              7101 Winnetka Avenue North
                            Minneapolis, Minnesota  55428
                                    (612) 531-0066
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

                                  ------------------

(Cover page continued on next page)

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(Cover page continued from preceding page)

                           CALCULATION OF REGISTRATION FEE

                                         Proposed     Proposed
                                         maximum       maximum
              Title of     Amount to     offering     aggregate    Amount of
           securities to       be        price per     offering   registration
           be registered   registered     share         price       on fee

         Class A Common
           Stock, par
            value $.01
            per share   100,000 shares(1)  $9.88       $988,000    $340.69

(1) To be sold pursuant to the Damark International, Inc. Deferred Compensation Plan for Directors (the "Plan"). The number of shares of Class A Common Stock stated above may be adjusted in accordance with the provisions of the Plan in the event that, during the period the Plan is in effect there is effected any increase or decrease in the number of issued shares of Class A Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares effected without receipt of consideration by the Company. Accordingly, this Registration Statement covers, in addition to the number of shares of Common Stock stated above, an indeterminate number of shares which by reason of any such events may be issued in accordance with the provisions of the Plan.

(2) Pursuant to Rule 457(h)(1), the aggregate offering price and the amount of the registration fee is computed based on the price of $9.88 per share, the average of the high and low prices of the Registrant's Class A Common Stock on The Nasdaq Stock Market on November 7, 1996, and assuming that 100,000 shares is the maximum number of the Registrant's securities issuable under the Plan that are covered by the Registration Statement.

                                   EXPLANATORY NOTE

         As permitted by the rules of the Securities and Exchange
         Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8.

                                       Part II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3:  INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by Damark International, Inc. (the "Company") (File No. 0-19902) are incorporated in this Registration Statement on Form S-8 (the 'Registration Statement") by reference:

    1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

    2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 1996;

    3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 29, 1996;

    4. The Company's Quarterly Report on Form 10-Q for the quarter ended September 28, 1996; and

    5. The description of the Company's Common Stock set forth in the Company's Registration Statement on Form S-1, No. 33-45056.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.


ITEM 4:  DESCRIPTION OF SECURITIES

    Not applicable.

ITEM 5:  INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not applicable.

ITEM 6:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Article V, Section 5.01 of the Bylaws of the Company provides that the Company shall indemnify persons to the extent required by Minnesota Statutes,
Section 302A.521.

Section 302A.521 provides that a corporation shall indemnify any person who was or is made or is threatened to be made a party to any proceeding by reason of the former or present official capacity of such person against judgments, penalties and fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person has not been indemnified by another organization or employee benefit plan for the same penalties, fines, taxes and expenses with respect to the same acts or omissions; acted in good faith; received no improper personal benefit and Section 302A.255 (regarding conflicts of interest), if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions by persons who are or were serving other organizations at the request of the corporation or whose duties involve or involved service for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

ITEM 7:  EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.

ITEM 8:  EXHIBITS

    4.1 Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 filed as part of the Company's Registration Statement on Form S-1 (No. 33-45056))

    4.2 By-laws of the Company (incorporated by reference to Exhibit 3.2 filed as part of the Company's Registration Statement on Form S-1 (No. 33-45056))

    4.3 Damark International, Inc. Deferred Compensation Plan for Non-Employee Directors

    5.1  Opinion of Kaplan, Strangis and Kaplan, P.A.

    23.1 Consent of Kaplan, Strangis and Kaplan, P.A. (included in Exhibit 5.1)

    23.2 Consent of Arthur Andersen LLP

    24.1 Powers of Attorney

ITEM 9:  UNDERTAKINGS

RULE 415 OFFERING.

    The Company hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

INCORPORATION OF SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

    The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

FORM S-8 REGISTRATION STATEMENT.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the mater has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on November 11, 1996.

                                       DAMARK INTERNATIONAL, INC.


                                  By: /s/ Mark A. Cohn
                                      -----------------------------------
                                      Mark A. Cohn
                                      Chairman, President and
                                      Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                Title                         Date
         ---------                -----                         ----

                             Chief Executive
/s/ Mark A. Cohn             Officer, Chairman of
-------------------------    the Board and President       November 11, 1996
Mark A. Cohn                 (Principal Executive Officer)

                             Senior Vice President -
                             Finance and Administration,
                             Chief Financial Officer
/s/ Arlyn J. Lomen           (Principal Financial
-------------------------    Officer and Principal
Arlyn J. Lomen               Accounting Officer)           November 11, 1996

*
-------------------------
Thomas A. Cusick             Director                      November 11, 1996

*
-------------------------
Jack W. Eugster              Director                      November 11, 1996

*
-------------------------
Harold Roitenberg            Director                      November 11, 1996

*
-------------------------
Ralph Strangis               Director                      November 11, 1996

*
-------------------------
Joel N. Waller               Director                      November 11, 1996

* By /s/ Mark A. Cohn
    --------------------     As attorney-in-fact for the
    Mark A. Cohn             above officers and directors
    Attorney-in-Fact         marked by an asterisk.        November 11, 1996

                                    EXHIBIT INDEX

Exhibit
Number        Description of Exhibit
-------       ----------------------
4.1      Restated Articles of Incorporation of the Company
         (incorporated by reference to Exhibit 3.1 filed as part of the Company's Registration Statement on Form S-1 (No. 33-45056))

4.2 By-laws of the Company (incorporated by reference to Exhibit 3.2 filed as part of the Company's
         Registration Statement on Form S-1 (No. 33-45056))

4.3      Damark International, Inc. Deferred Compensation
         Plan for Non-Employee Directors

5.1      Opinion of Kaplan, Strangis and Kaplan, P.A.

23.1     Consent of Kaplan, Strangis and Kaplan, P.A.
         (included in Exhibit 5.1)

23.2     Consent of Arthur Andersen LLP

24.1     Powers of Attorney